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                                                                     Exhibit 3.2

                          CERTIFICATE OF INCORPORATION

                                       OF

                                PLD TELEKOM INC.


         The undersigned incorporator, for the purpose of incorporating or organizing a corporation under the General Corporation Law of the State of Delaware, certifies:

         FIRST: The name of the corporation is PLD Telekom Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock, $.01 par value, and 100,000,000 shares of Preferred Stock, $.01 par value. The voting powers designations, preferences, rights and qualifications, limitations and restrictions of the Common Stock and the Preferred Stock shall be as set forth on Exhibit A, attached hereto and made a part hereof.

         FIFTH: The name and mailing address of the incorporator is E. Clive Anderson, Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103.

         SIXTH: Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

         SEVENTH: The Board of Directors of the Corporation may make By-Laws and from time to time may alter, amend or repeal By-Laws.

         EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the


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said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


         IN WITNESS WHEREOF, I have signed this Certificate this 28th day of February, 1997.



                                            /s/ E. Clive Anderson
                                            ------------------------------
                                            E. Clive Anderson


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                                    EXHIBIT A


1.  The holders of the Common Stock are entitled:

         a. to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

         b. to receive any dividend declared thereon by the Corporation; and

         c. subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution.

2. The rights, privileges, restrictions and conditions attaching to the Preferred Stock as a class are as follows:

         a. Preferred Stock Issuable in Series. The Directors of the Corporation may at any time and from time to time issue the Preferred Stock in one (1) or more series, each to consist of such number of shares as may, before issuance thereof, be fixed by resolution of the Board of Directors of the Corporation. The number of shares in any series may from time to time be increased by the Directors upon compliance with the same conditions as are applicable to the issue of shares in a new series. The Board of Directors of the Corporation may (subject as hereinafter provided) by resolution duly passed before the issue of any Preferred Stock of any series from time to time determine the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Stock of each Series, including but without in any way limiting or restricting the generality of the foregoing, the rate or amount of preferential dividends, whether cumulative, non-cumulative or partially cumulative, the date or dates and place or places of payment thereof, the consideration and the terms and conditions of any purchase for cancellation or redemption thereof, conversion rights (if any), the terms and conditions of any share purchase plan or sinking funds and the restrictions (if any) respecting payment of dividends on, or the repayment of capital in respect of, any shares ranking junior to the Preferred Stock, the whole subject to the preferences, rights, privileges, restrictions and conditions attaching to the Preferred Stock as a class and also subject to the filing of Articles of Amendment in the prescribed form to designate a series of Preferred Stock.

         b. Parity of Preferred Stock. The Preferred Stock of each series shall rank on a parity with the Preferred Stock of every other series with respect to priority in payment of dividends and in the distribution of assets and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, or on the occurrence of any other event as a result of which the holders of all series of Preferred Stock are then entitled to a return of capital.

         c. Preference as to Dividends and Distributions. The Preferred Stock shall be entitled to a preference over the Common Stock of the Corporation and over any other shares ranking junior to the Preferred Stock with respect to priority in the payment of dividends and in the distribution of assets and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, or on the occurrence of any other event as a result of which the holders of all series of Preferred Stock are then entitled to a return of capital, but such preference shall not exceed the amount paid up on the Preferred Stock plus the amount of dividends in arrears or accrued and unpaid on such shares. The Preferred Stock of each series may also be given such other preferences not inconsistent with the provisions herein set forth over the Common Stock of the Corporation and any other shares ranking junior to the Preferred Stock as may be determined in the case of each series authorized to be issued. When any cumulative dividends in respect of a series of Preferred Stock or amounts payable on a winding-up, or on the occurrence of any other


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         event as a result of which the holders of the Preferred Stock of all series are then entitled to a return of capital, are not paid in full, the Preferred Stock of all series shall participate ratably in respect of such accumulated dividends, in accordance with the amounts that would be payable on such shares if all such accumulated dividends were paid in full and on any return of capital in accordance with the amounts that would be payable on such return of capital if all amounts so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims aforesaid, the claims of the holders shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. After payment to the holders of the Preferred Stock of the amount payable to them aforesaid, they shall not be entitled to share in any further distribution of property or assets of the Corporation.

         e. Voting Rights. The holders of the Preferred Stock shall be entitled to receive copies of the annual financial statements of the Corporation and the auditors' report thereon to be submitted to the annual meeting of shareholders, but, except as otherwise specifically provided by law and except as may otherwise be specifically provided in the provisions attaching to any series of the Preferred Stock, the holders of Preferred Stock shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation, or to vote at any such meeting. In any instance where the holders of Preferred Stock are entitled to vote, each holder of Preferred Stock shall be entitled to one (1) vote in respect of each Preferred share held.

         f. Purchase for Cancellation, Redemption and Conversion. Subject to the provisions of the Delaware General Corporations Law and to the provisions relating to any particular series, Preferred Stock of any series may be purchased for cancellation or made subject to redemption by the Corporation in whole or in part, and may have attached thereto a right of conversion into Common Stock or other securities of the Corporation, at such time and at such prices and upon such other terms and conditions as may be specified in the special rights and restrictions attaching to the Preferred Stock of such series as set forth in the resolution of the Board of Directors of the Corporation relating to such series.

         g. No Pre-Emptive Rights. The holders of Preferred Stock of any series shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or of bonds, debentures or other securities of the Corporation now or hereafter authorized otherwise than in accordance with the conversion, exchange or other rights, if any, which may from time to time attach to that series.

         h. Amendments to Preferred Stock. The class provisions attaching to the Preferred Stock may be amended with the approval of all of the holders thereof given in writing or by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of such shares duly called for that purpose and a quorum for such meeting is not less than two holders of the outstanding Preferred Stock being present in person or represented by proxy.

3.  Provisions Attaching to the Series II Convertible Preferred Stock.

         The first series of Preferred Stock of the Corporation shall consist of 405,217 shares having a redemption value of Cdn. $1.00, shall be designated as Series II Convertible Preferred Stock and, in addition to the rights, conditions, restrictions and limitations attached to the Preferred Stock as a class, shall have attached thereto rights, conditions, restrictions and limitations substantially as hereinafter set forth, that is to say:

         a. Voting Rights

                  1.01 The Series II Convertible Preferred Stock shall have no voting rights as specified in the class provisions attached to the Preferred Stock.

         b. Issue Price


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                  2.01 The redemption value, the issue price and the amount paid up with respect to the Series II Convertible Preferred Stock shall be Cdn. $1.00 per share.

         c. Redemption

                  3.01 On and after October 15, 1991, at its option, the Corporation may redeem the Series II Convertible Preferred Stock, whereupon all holders of shares of Series II Convertible Preferred Stock shall surrender for redemption all of their outstanding Series II Convertible Preferred Stock on payment by the Corporation of Cdn. $1.00 for each share to be redeemed.

                  3.02 On the redemption of Series II Convertible Preferred Stock under this Section 3, the Corporation shall give, in the manner provided in Section 5, at least 30 days prior notice to each person who, at the date of giving such notice, is the holder of shares of Series II Convertible Preferred Stock of the right of the Corporation to redeem such shares. Such notice shall set out the redemption price and confirm the date on which the redemption is to take place and such notice shall state the then applicable Current Conversion Price (as defined in subsection 3.01). Such notice shall also advise the holder that the right of the holder to convert the shares so to be redeemed will cease and terminate at the close of business on the business day immediately prior to the date on which redemption is to take place. On the date specified for redemption, the Corporation shall pay or cause to be paid to the holders of Series II Convertible Preferred Stock, the redemption price on presentation and surrender at the offices of the Corporation in Calgary, Alberta or at any other place or places within Canada designated by such notice, of the certificate or certificates for such Series II Convertible Preferred Stock. Such payment shall be made by check payable at par at any branch in Canada of the Corporation's bankers. From and after the date specified for redemption, the holders of the Series II Convertible Preferred Stock, shall not, with the exception of the conversion rights provided in Section 4, be entitled to exercise any of the rights of shareholders in respect thereof, unless payment of the redemption price is not duly made by the Corporation. At any time after notice of redemption is given, the Corporation shall have the right to deposit the redemption price of the Series II Convertible Preferred Stock called for redemption with any chartered bank or banks or with any trust company or companies in Canada named for such purpose in the notice of redemption to the credit of a special account or accounts in trust for the respective holders of such shares to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be and be deemed to be redeemed and the rights of the holders of such shares shall be limited to the conversion right described in Section 3 and to receiving the proportion of the amounts so deposited applicable to their respective shares without interest. Any interest allowed on such deposit or deposits shall accrue to the Corporation.

                  3.03 Subject to the provisions of Section 5 and in addition to its right to redeem Series II Convertible Preferred Stock as provided in this Section 3, the Corporation may at any time or times purchase for cancellation the whole or any part of the outstanding shares of Series II Convertible Preferred Stock by invitation for tenders addressed to all holders of record of the outstanding Series II Convertible Preferred Stock, at a price per share not exceeding Cdn. $1.00 plus, in each case, the cost of purchase. If, in response to any request for tenders more Series II Convertible Preferred Stock are tendered at a price or prices acceptable to the Corporation then the Corporation is prepared to purchase, the Corporation shall accept, to the extent required, the tenders submitted at the lowest price and then, if and to the extent required, the tenders submitted at the next progressively higher price, and if more shares are tendered at any such price than the Corporation is prepared to purchase, the shares tendered at that price shall be purchased as nearly as possible pro rata, disregarding fractions, according to the number of shares of Series II Convertible Preferred Stock so tendered by each holder thereof.


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                  3.04  Shares of Series II Convertible Preferred Stock which are purchased, redeemed or deemed to be redeemed in accordance with this Section 3, shall be and be deemed to be canceled and shall not be reissued.

         d. Conversion Privilege

                  4.01  For the purpose of this Section 4:

                        (1) "Common Stock" shall mean common shares in the capital of the Corporation as it existed at that time under the Business Corporations Act (Ontario), as such shares were constituted on July 10, 1987, and any other shares resulting from reclassification or change of such common shares or amalgamation, consolidation, merger or sale, all as referred to in subsection 4.07.

                        (2) "Current Conversion Basis" means at any particular time the result obtained (expressed to the nearest thousandth of a share of Common Stock by dividing Cdn. $1.00 by the Current Market Price;

                        (3) "Current Market Price" shall mean as at any date when the Current Market Price is to be determined, the weighted average price at which the Common Stock of the Corporation has been traded on the Alberta Stock Exchange during the 20 consecutive trading day not preceding such date. In the event such Common Stock is not listed on the Alberta Stock Exchange but is listed on another stock exchange or stock exchanges in Canada, the foregoing references to the Alberta Stock Exchange shall be deemed to be references to such other stock exchange, or, if more than one, to such one as shall be designated by the Board of Directors of the Corporation. In the event shares of Common Stock of the Corporation are not so traded on any stock exchange in Canada, the Current Market Price thereof shall be determined by the Board of Directors, which determination shall be conclusive; and

                        (4) "First City Loan" means the loan made by VenTech Healthcare International Inc. To Nu-Med Industries Ltd. in the amount of Cdn. $600,000.

                  4.02 A holder of any Series II Convertible Preferred Stock has the right, at his option, at any time after the First City Loan and all interest accrued thereon has been repaid in full, or in the case of shares called for redemption up to the close of business on the business day prior to the date fixed for redemption, whichever is earlier, to convert, subject to the terms and provisions hereof, such Series II Convertible Preferred Stock into fully paid and non-assessable Common Stock on the basis of the Current Conversion Basis. Should payment of the redemption price of Series II Convertible Preferred Stock which have been called for redemption not be paid upon surrender of the certificate for such Series II Convertible Preferred Stock the right of conversion shall revive and continue from the time of the failure to pay as if such Series II Convertible Preferred Stock had not been called for redemption.

                  4.03 The conversion of Series II Convertible Preferred Stock may be effected by the surrender of the certificate or certificates representing the same at any time during usual business hours at any office of the transfer agent of the Corporation at which the Common Stock is transferrable, accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in subsection 4.11 and (2) a written instrument of surrender in form satisfactory to the Corporation duly executed by the registered holder, or his attorney duly authorized in writing, in which instrument such holder may also elect to convert part only of:


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                        (a)  the Series II Convertible Preferred Stock
                        represented by such certificate or certificates not theretofore called for redemption, in which event such holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series II Convertible Preferred Stock represented by such certificate or certificates which have not been converted; and

                        (b) the Series II Convertible Preferred Stock, represented by such certificate or certificates, theretofore called for redemption, in which event on the date specified for redemption of such Series II Preferred Stock such holder shall be entitled to payment of the redemption price of the Series II Convertible Preferred Stock represented by such certificate or certificates which have been called for redemption and which have not been converted.

                        As promptly as practicable after the surrender of any
                  Series II Convertible Preferred Stock for conversion, the Corporation shall cause to be delivered to or upon the written order of the holder of the Series II Convertible Preferred Stock so surrendered, a certificate or certificates issued in the name of, or in such name or names as may be directed by, such holder representing the number of shares of Common Stock to which such holder is entitled together with a payment by check or a scrip certificate, as the case may be, in respect of any fraction of a Common Share issuable on such conversion as provided in subsection 4.10. Such conversion shall be deemed to have been made at the close of business on the date such Series II Convertible Preferred Share shall have been surrendered for conversion, so that the rights of the holder of such Series II Convertible Preferred Stock as the holder thereof shall cease at such time and the person or persons entitled to receive Common Stock upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Common Stock at such time and such conversion shall be on the Current Conversion Basis as at such time. The date of surrender of any Series II Convertible Preferred Stock for conversion shall be deemed to be the date when the certificate representing such Series II Convertible Preferred Stock is received by the transfer agent of the Corporation.

                  4.04 The registered holder of any share of Series II Convertible Preferred Share on the record date for any dividend payable on such share shall be entitled to such dividend notwithstanding that such share is converted after such record date and before the payment date of such dividend and the registered holder of any share of Common Share resulting from any conversion shall be entitled to rank equally with the registered holders of all other Common Stock of record on any date after the date of conversion. Subject as aforesaid and subject to the provision hereof, upon the conversion of any share of Series II Convertible Stock, the Corporation shall make no payment or adjustment on account of any dividends on the Series II Convertible Preferred Stock so converted nor on account of any dividends on the Common Share issuable upon such conversion.

                  4.05 Upon the surrender of any shares of Series II Convertible Preferred Stock for conversion, the number of shares of full Common Stock issuable upon conversion thereof shall be equal to the aggregate number of such shares of Series II Convertible Preferred Stock to be converted multiplied by the Current Conversion Basis. Fractional shares will not be issued on any conversion but in lieu thereof the Corporation shall, at its option, either make cash payments or issue scrip certificates entitling the holder thereof and of other similar scrip certificates aggregating one full share of Common Share, upon the surrender of such scrip certificates, to a full share of Common Share. Such scrip certificates shall not confer on the holders thereof any rights as a shareholder. In any case where fractional shares are involved and the Corporation decides to make cash payments in lieu of issuing script certificates the payment shall be by check of an amount equal to the then value of such fractional interest computed on the basis of the Current Market Price for the Common Stock.


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                  4.06  The issuance of certificates for Common Stock upon the conversion of Series II Convertible Preferred Stock shall be made without charge to the holders of the Series II Convertible Preferred Stock so converted for any fee or tax imposed on the Corporation in respect of the issuance of such certificates or the Common Stock represented thereby; provided that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Common Stock are issued in respect of the issuance of such Common Stock or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name or names other than that of the holder of the Series II Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  4.07 In case of any reclassification of change (other than a change resulting only from consolidation or subdivision) of the Common Stock, or in case of any amalgamation, consolidation or merger of the Corporation with or into any other corporation, or in the case of any sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, each share of Series II Convertible Preferred Share shall, after such reclassification, change, amalgamation, consolidation, merger or sale, be convertible into the number of shares or other securities or property of the Corporation or such continuing, successor or purchasing corporation, as the case may be, to which a holder of the number of shares of Common Stock as would have been issued if such Series II Convertible Preferred Stock had been converted immediately prior to such reclassification, change, amalgamation, consolidation, merger and sale would have been entitled upon such reclassification, change, amalgamation, consolidation, merger or sale. The Board of Directors may accept the certificate of any firm of independent accountants (who may be the auditors of the Corporation) as to the foregoing calculation, and the Board of Directors may determine such entitlement on the basis of such certificate. Any such determination shall be conclusive and binding on the Corporation and the holders of the Series II Convertible Preferred Stock. No such reclassification, change, amalgamation, consolidation, merger or sale shall be carried into effect unless, in the opinion of legal counsel to the Corporation, all necessary steps shall have been taken to ensure that the holders of the Series II Convertible Preferred Stock shall thereafter be entitled to receive such number of shares or other securities or property of the Corporation or such continuing, successor or purchasing corporation, as the case may be, subject to adjustment thereafter in accordance with provisions similar, as nearly as may be, to those contained in this Section 4.

                  4.08 The Corporation shall give to the holders of the Series II Convertible Preferred Stock at least 21 days prior notice as provided in Section 5, of the record date for the payment of any cash dividend, stock dividend or other distribution on its Common Stock and prompt public notice of the issue to any of its shareholders of rights to subscribe for Common Stock or other securities and shall give at least 30 days prior notice as provided in Section 5 before making repayment of capital on its Common Stock. Any such public notice shall be sufficiently given if given in accordance with the regulations of the Alberta Stock Exchange from time to time in force with respect to required disclosures to the public by companies listed on such exchange. The accidental failure or omission to give the notice required by this subsection 4.08 or any defect therein shall not affect the legality or validity of any such payment, distribution or issue.

                  4.09 If in the opinion of the Board of Directors the provisions of this Section 4 are not strictly applicable, or if strictly applicable would not fairly protect the rights of the holders of the Series II Convertible Preferred Stock in accordance with the intent and purpose hereof, the Board of Directors shall make any adjustment in such provisions as the Board of Directors deems appropriate.


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         e. Notice

                  5.01 Any notice, except as provided in subsection 4.08 with respect to public notice, required to be given under the provisions attaching to the Series II Convertible Preferred Stock to the holders thereof shall be given by posting the same in a postage paid envelope addressed to each holder at the last address of such holder as it appears on the books of the Corporation or, in the event of the address of any such holder not so appearing, then to the address of such holder last known to the Corporation; provided that accidental failure or omission to give any notice as aforesaid to one or more of such holders shall not invalidate any action or proceeding founded thereon.

4.  Provisions Attaching to the Series III Convertible Preferred Stock

                  The second series of Preferred Stock of the Corporation shall consist of 125,000 shares having a redemption value, of Cdn. $1.00, shall be designated as Series III Convertible Preferred Stock and, in addition to the rights, conditions, restrictions and limitations attached to the Preferred Stock as a class, shall have attached thereto rights, conditions, restrictions and limitations substantially as hereinafter set forth, that is to say:

         a.       Voting Rights

                  1.01 The Series III Convertible Preferred Stock shall have no voting rights as specified in the class provisions attached to the Preferred Stock.

         b.       Issue Price

                  2.01 The redemption value, the issue price and the amount paid up with respect to the Series III Convertible Preferred Stock shall be Cdn. $1.00 per share.

         c.       Redemption

                  3.01 (1) On and after March 31, 1987, at its option, the Corporation may redeem thirty-three and one-third percent (33 1/3%) of the issued and outstanding Series III Convertible Preferred Stock, whereupon all holders of shares of Series III Convertible Preferred Stock shall surrender for redemption thirty-three and one-third percent (33 1/3%) of their outstanding shares of Series III Convertible Preferred Stock on payment by the Corporation of Cdn. $1.00 for each such share to be redeemed.

                        (2) On and after March 31, 1988, at its option the Corporation may redeem sixty-six and two-thirds percent (66 2/3%) of the number of shares of Series III Convertible Preferred Stock originally issued and outstanding, whereupon all holders of Series III Convertible Preferred Stock shall surrender for redemption up to sixty-six and two-thirds percent (66 2/3%) of the number of shares of Series III Convertible Preferred Stock originally outstanding on payment by the Corporation of Cdn. $1.00 for each such share to be redeemed.

                        (3) On and after March 31, 1989, at its option the Corporation may redeem all of the Series III Convertible Preferred Stock issued and outstanding, whereupon all holders of Series III Convertible Preferred Stock shall surrender for redemption all of their outstanding shares of Series III Convertible Preferred Stock on payment by the Corporation of Cdn. $1.00 for each such share to be redeemed.



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                  3.02  On the redemption of Series III Convertible Preferred
                  Stock under this Section 3, the Corporation shall give, in the manner provided in Section 5, at least 30 days prior notice to each person who, at the date of giving such notice, is the holder of Series III Convertible Preferred Stock of the right of the Corporation to redeem such shares. Such notice shall set out the redemption price and confirm the date on which redemption is to take place and such notice shall state the then applicable Current Conversion Price (as defined in subsection 4.01). Such notice shall also advise the holder that the right of the holder to convert the shares so to be redeemed will cease and terminate at the close of business on the business day immediately prior to the date on which redemption is to take place. On the date specified for redemption, the Corporation shall pay or cause to be paid to the holders of Series III Convertible Preferred Stock, the redemption price on presentation and surrender at the offices of the Corporation in Calgary, Alberta or at any other place or places within Canada designated by such notice, of the certificate or certificates for such Series III Convertible Preferred Stock. Such payment shall be made by check payable at par at any branch in Canada of the Corporation's bankers. From and after the date specified for redemption, the holders of the Series III Convertible Preferred Stock shall not, with the exception of the conversion right provided in Section 4, be entitled to exercise any of the rights of shareholders in respect thereof, unless payment of the redemption price is not duly made by the Corporation. At any time after notice of redemption is given, the Corporation shall have the right to deposit the redemption price of the Series III Convertible Preferred Stock called for redemption with any chartered bank or banks or with any trust company or companies in Canada named for such purpose in the notice of redemption to the credit of a special account or accounts in trust for the respective holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be and be deemed to be redeemed and the rights of the holders of such shares shall be limited to the conversion right described in Section 4 and to receiving the proportion of the amounts so deposited applicable to their respective shares without interest. Any interest allowed on such deposit or deposits shall accrue to the Corporation.

                  3.03 Subject to the provisions of Section 5 and in addition to its rights to redeem Series III Convertible Preferred Stock as provided in this Section 3, the Corporation may at any time or times purchase for cancellation the whole or any part of the outstanding shares of Series III Convertible Preferred Stock by invitation for tenders addressed to all holders of record of the outstanding Series Convertible Preferred Stock, at a price per share not exceeding Cdn. $1.00 plus, in each case, the cost of purchase. If, in response to any request for tenders more Series III Convertible Preferred Stock are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Corporation shall accept, to the extent required, the tenders submitted at the lowest price and then, if and to the extent required, the tenders submitted at the next progressively higher price, and if more shares are tendered at any such price than the Corporation is prepared to purchase, the shares tendered at that price shall be purchased as nearly as possible pro rata, disregarding fractions, according to the number of shares of Series III Convertible Preferred Stock so tendered by each holder thereof.

                  3.04 Series III Convertible Preferred Stock which are purchased, redeemed or deemed to be redeemed in accordance with this Section 3 shall be and be deemed to be canceled and shall not be reissued.


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
         a. Conversion Privilege

                  4.01  For the purpose of this Section 4:

                        (1) "Common Stock" shall mean common shares in the capital of the Corporation as it existed at that time under the Business Corporations Act (Ontario) as such shares were constituted on July 10, 1987, and any other shares resulting from reclassification or change of such Common Stock of amalgamation, consolidation, merger or sale, all as referred to in subsection 4.07;

                        (2) "Current Conversion Price" means at any particular time the result obtained (expressed to the nearest thousandth of a share of Common Stock) by dividing Cdn. $1.00 by the Current Market Price; and

                        (3) "Current Market Price" shall mean as at any date when the Current Market Price is to be determined, the weighted average price at which the Common Stock of the Corporation has been traded on the Alberta stock Exchange during the 20 consecutive trading days ending on a date not earlier than the fifth trading day preceding such date. In the event such Common Stock is not listed on the Alberta Stock Exchange but is listed on another stock exchange or stock exchanges in Canada the foregoing references to the Alberta Stock Exchange shall be deemed to be references to such other stock exchange, or, of more than one, to such one as shall be designated by the Board of Directors of the Corporation. In the event Common Stock of the Corporation is not so traded on any stock exchange in Canada, the Current Market Price thereof shall be determined by the Board of Directors, which determination shall be conclusive.

                  4.02 A holder of any Series III Convertible Preferred Stock has the right, at his option, at any time up to the close of business on each of November 1, 1987, November 1, 1988 and November 1, 1989, to convert thirty-three and one-third percent (33 1/3%) of the number of shares of Series III Convertible Preferred Stock originally issued and outstanding to such holder, or in the case of shares called for redemption up to the close of business on the business day prior to the date fixed for redemption, which ever is earlier, subject to the terms and provisions hereof, such Series III Convertible Preferred Stock into fully paid and non-assessable Common Stock on the basis of the current Conversion Basis. Should payment of the redemption price of Series III Convertible Preferred Stock which have been called for redemption not be paid upon surrender of the certificate for such Series III Convertible Preferred Stock the right of conversion shall revive and continue from the time of the failure to pay as if such Series III Convertible Preferred Stock had not been called for redemption.

                  4.03 The conversion of Series III Convertible Preferred Stock may be effected by the surrender of the certificate or certificates representing the same at any time during usual business hours at any office of the transfer agent of the Corporation at which the Common Stock is transferable, accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in subsection 4.11 and (2) or written instrument of surrender in form satisfactory to the Corporation duly executed by the registered holder, or his attorney duly authorized in writing, in which instrument such holder may also elect to convert part only of:

                        (a) the Series III Convertible Preferred Stock represented by such certificate or certificates not theretofore called for redemption, in which event such holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series II

                        Convertible Preferred Stock represented by such certificate or certificates which have not been converted; and

                        (b) The Series III Convertible Preferred Stock, represented by such certificate or certificates, theretofore called for redemption, in which event on the date specified for the redemption of such Series III Convertible Preferred Stock such holder shall be entitled to payment of the redemption price of the Series III Convertible Preferred Stock represented by such certificate or certificates which have been called for redemption and which have not been converted.

                        As promptly as practicable after the surrender of any
                  Series III Convertible Preferred Stock for conversion, the Corporation shall cause to be delivered to or upon the written order of the holder of the Series III Convertible Preferred Stock so surrendered, a certificate or certificates issued in the name of, or in such name or names as may be directed by, such holder representing the number of shares of Common Stock to which such holder is entitled together with payment by check or a scrip certificate, as the case may be, in respect of any fraction of a Common Share issuable on such conversion as provided in subsection 4.10. Such conversion shall be deemed to have been made at the close of business on the date such Series III Convertible Preferred Stock shall have been surrendered for conversion, so that the rights of the holder of such Series III Convertible Preferred Stock as the holder thereof shall cease at such time and the person or persons entitled to receive Common Stock upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Common Stock at such time and such conversion shall be on the Current Conversion Basis as at such time. The date of surrender of any Series II Convertible Preferred Stock for conversion shall be deemed to be the date when the certificate representing such Series III Convertible Preferred Stock is received by the transfer agent of the Corporation.

                  4.04 The registered holder of any share of Series III Convertible Preferred Share on the record date for any dividend payable on such share shall be entitled to such dividend notwithstanding that such share is converted after such record date and before the payment date of such dividend and the registered holder of any share of Common Share resulting from any conversion shall be entitled to rank equally with the registered holders of all other share of Common Stock in respect of all dividends declared payable to holders of all other Common Stock of record on any date after the date of conversion. Subject as aforesaid and subject to the provisions hereof, upon the conversion of any shares of Series III Convertible Preferred Stock the corporation shall make no payment or adjustment on account of any dividends on the Series III Convertible Preferred Stock so converted nor on account of any dividends on the Common Stock issuable upon such conversion.

                  4.05 Upon the surrender of any shares of Series III Convertible Preferred Stock for conversion, the number of shares of full Common Stock issuable upon conversion thereof shall be equal to the aggregate number of shares of such Series III Convertible Preferred Stock to be converted multiplied by the Current Conversion Basis. Fractional shares will not be issued on any conversion but in lieu thereof the Corporation shall, at its option, either make cash payments or issue scrip certificates entitling the holder thereof and of other similar scrip certificates aggregating one full share of Common Share, upon the surrender of such scrip certificates, to a full share of Common Share. Such script certificates shall not confer on the holders thereof any rights as a shareholder. In any case where fractional shares are involved and the Corporation decides to make cash payments in lieu of issuing scrip certificates the payment shall be by check of any amount equal to the then value of such fractional interest computed on the basis of the Current Market Price for the Common Stock.

                  4.06 The issuance of certificates for Common Stock upon the conversion of Series III Convertible Preferred Stock shall be made without charge to the holders of the Series III Convertible Preferred Stock so converted for any fee or tax imposed on the Corporation in respect of the issuance of such certificates or the Common Stock represented thereby; provided that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Common Stock are issued in respect of the issuance of such Common Stock or the certificate therefor or which may be payable in Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name or names other than that of the holder of the Series III Convertible Preferred Stock converted, and the Corporation shall not be required to issue o deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  4.07 In case of any reclassification or change (other than a change resulting only from consolidation or subdivision) of the Common Stock, or in case of any amalgamation, consolidation ro merger of the Corporation with or into any other corporation, or in the case of any sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, each share of Series III Convertible Preferred Share shall, after such reclassification, change, amalgamation, consolidation, merger or sale, be convertible into the number of shares or other securities or property of the Corporation or such continuing, successor or purchasing corporation, as the case may be, to which a holder of the number of shares of Common Stock as would have been issued if such Series III Convertible Preferred Stock had been converted immediately prior to such reclassification, change, amalgamation, consolidation, merger or sale would have been entitled upon such reclassification, change, amalgamation, consolidation, merger or sale. The Board of Directors may accept the certificate of any firm of independent accountants (who my be the auditors of the Corporation) as to the foregoing calculation, and the Board of Directors may determine such entitlement on the basis of such certificate. Any such determination shall be conclusive and binding on the Corporation and the holders of the Series III Convertible Preferred Stock. No such reclassification, change, amalgamation, consolidation, merger or sale shall be carried into effect unless, in the opinion of legal counsel to the Corporation, all necessary steps shall have been taken to ensure that the holders of the Series III Convertible Preferred Stock or other securities or property of the Corporation or such continuing, successor or purchasing corporation, as the case may be, subject to adjustment thereafter in accordance with provisions similar, as nearly as may be, to those contained in this Section 4.

                  4.08 The Corporation shall give to the holders of the Series III Convertible Preferred Stock at least 21 days prior notice as provided in Section 5, of the record date for the payment of any cash dividend, stock dividend, or other distribution on its Common Stock and prompt public notice of the issue to any of its shareholders of rights to subscribe for Common Stock or other securities and shall give at least 30 days prior notice as provided in Section 5, before making any repayment of capital on its Common Stock. Any such public notice shall be sufficiently given if given in accordance with the regulations of the Alberta Stock Exchange from time to time in force with respect to required disclosures to the public by companies listed on such exchange. The accidental failure or omission to give the notice required by this subsection 4.08 or any defect therein shall not affect the legality or validity of any such payment, distribution or issue.

                  4.09 If in the opinion of the board of Directors the provisions of this Section 4 are not strictly applicable, or if strictly applicable would not fairly protect the rights of the holders of the Series III convertible Preferred Stock in accordance with the intent and purposes hereof, the Board of Directors shall make any adjustment in such provisions as the Board of Directors deems appropriate.

         b. Notices

                  5.01 Any notice, except as provided in subsection 4.08 with respect to public notice, required to be given under the provisions attaching to the Series III Convertible Preferred Stock to the holders thereof shall be given by posting the same in a postage paid envelope addressed to each holder at the last address of such holder as it appears on the books of the Corporation or, in the event of the address of any such holder not so appearing, then to the address of such holder last known to the Corporation; provided that accidental failure or omission to give any notice as aforesaid to one or more of such holders shall not invalidate any action or proceeding founded thereon.


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